Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3/A No. 3 registration statement covering the registration of up to 41,195 shares of common stock, of our report dated March 29, 2002 included in 21st Century Holding Company's Form 10-K/A No. 1 for the year ended December 31, 2002 and to all references to our Firm included in this registration statement.

McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida,

   December 8, 2003.